UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 29, 2026

EWSB Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-56690	Applied For
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

109 West Second Street, Kaukauna, Wisconsin		54130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (920) 766-4646

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On June 29, 2026, EWSB Bancorp, Inc. (the “Company”) closed a private placement of 261,682 shares of the Company’s common stock (“Common Stock”) for an aggregate purchase price of $2,616,820. The private placement was conducted as a rights offering to eligible holders of Common Stock (the “Rights Offering”). Only holders of Common Stock as of the close of business on the Record Date who qualified as “accredited investors,” as defined in Regulation D under the Securities Act of 1933, as amended, were eligible to participate in the Rights Offering.

The Company is also considering the issuance of 88,318 shares of nonvoting preferred stock to certain stockholders who had expressed an interest in acquiring more than 9.9% of the Common Stock offered in the Rights Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EWSB BANCORP, INC.

DATE: June 29, 2026	By:	/s/ Charles D. Schmalz
Charles D. Schmalz
President and Chief Executive Officer